UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	January 2, 2008 (December 31, 2007)

KAMAN CORPORATION
(Exact name of registrant as specified in charter)

CONNECTICUT	0-1093	06-0613548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue
Bloomfield, Connecticut 06002
(860) 243-7100
(Address of Principal Executive Offices and Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required by Item 1.01 is incorporated into Item 2.01 below.

Item 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2007, Kaman Corporation ("Kaman") completed its previously announced sale of all of the capital stock of its wholly-owned subsidiary, Kaman Music Corporation ("Kaman Music") to Fender Musical Instruments Corporation ("Fender").  Kaman Music is an independent U.S. distributor of musical instruments and accessories.  Pursuant to the terms of the Stock Purchase Agreement, dated October 27, 2007 (the "Agreement") and amended on December 27, 2007 (the "Amendment"), Kaman received approximately $120 million in cash, which includes the purchase price of $117 million and certain working capital and cash adjustments made at closing as set forth in the Agreement.  As previously disclosed, the Agreement calls for specified post-closing purchase price adjustments which could result in a reduction of the purchase price.  As a result of the transaction, Kaman Music became a wholly-owned subsidiary of Fender.  Copies of the Agreement were previously filed as Exhibit 2.1 to Kaman's Report on Form 8-K, filed on October 29, 2007 and a copy of the Amendment is attached hereto as Exhibit 2.2, each of which are incorporated herein by reference.

As previously disclosed and in connection with the transactions contemplated by the Agreement, Kaman also entered into several ancillary agreements with Fender, including (i) a lease of the Kaman Music office and warehouse facility located in Bloomfield, Connecticut (the "Lease"), (ii) a license (the "License") to use of the names and trademarks of "Kaman Music Corporation" and "Kaman Music" and any derivations thereof by Kaman Music for three years following the closing and (iii) a transition services agreement (the "Transition Services Agreement") under which Kaman has agreed to provide to Kaman Music for up to two years, specified information technology and other services initially on the same cost and other bases as have been provided to Kaman Music in the past and at an increased cost during the second year.  Copies of these ancillary agreements were previously filed as exhibits to the Agreement in Kaman's Report on Form 8-K, filed on October 29, 2007 and are incorporated herein by reference.

The foregoing descriptions of the Agreement, the Amendment, the Lease, the License and the Transition Services Agreement (the "Transaction Documents") are qualified in their entirety by reference to the full text of the respective agreements.

The Transaction Documents are modified by any applicable underlying disclosure schedules, which may not be included in their complete and final form.

A copy of the press release announcing the closing of the transaction is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information:

Kaman will file the required pro forma financial information either by an amendment to this Form 8-K or with its Annual Report on Form 10-K for the year ended December 31, 2007.

(d) Exhibits

Exhibit No.	Description

2.2	Amendment No. 1 to the Stock Purchase Agreement, dated December 27, 2007, by and among Kaman Corporation, Kaman Music Corporation and Fender Musical Instruments Corporation

99.1	Press Release, issued on January 2, 2008, by Kaman Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KAMAN CORPORATION

/s/ Robert M. Garneau
Robert M. Garneau
Executive Vice President and
Chief Financial Officer

Date:  January 2, 2008

EXHIBIT INDEX:

Exhibit No.	Description

2.2	Amendment No. 1 to the Stock Purchase Agreement, dated December 27, 2007, by and among Kaman Corporation, Kaman Music Corporation and Fender Musical Instruments Corporation

99.1	Press Release, issued on January 2, 2008, by Kaman Corporation.